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                           STOCK ACQUISITION AGREEMENT

         THIS STOCK ACQUISITION AGREEMENT ("Agreement"), dated for reference purposes as of January 2, 2000, is by and among NETSOL INTERNATIONAL, INC., a Nevada corporation (the "Company"), and the shareholders whose names appear on the signature page hereto (each, a "Shareholder" and collectively, the "Shareholders") of ABRAXAS SOFTWARE PTY, LTD. ("Abraxas").

                                 R E C I T A L S

         A. The Shareholders own certain shares of capital stock of Abraxas as set forth in attached Schedule A (the "Abraxas Shares") which total 100% of the total issued and outstanding shares of Abraxas.

         B. Company desires to purchase 100% of the Abraxas Shares from Shareholders and Shareholders desire to sell such shares to Company upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                   SALE AND ISSUANCE OF SHARES AND OTHER TERMS

         Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, at Closing (as defined below):

         1.1 CONVEYANCE OF ABRAXAS SHARES. Shareholders will sell, assign, transfer and convey all of their respective right, title and interest in and to the Abraxas Shares to Company, and Company shall acquire the Abraxas Shares from the Shareholders.

         1.2 ISSUANCE OF COMPANY SHARES. Company shall issue to Shareholders shares of common stock of Company (collectively, the "Company Shares") as set forth in Schedule B .

         1.3 NO BROKERAGE COMMISSION. Shareholders have not employed any broker, agent or finder in connection with any transaction contemplated by this Agreement and hereby indemnifies Company against any liability for a brokerage commission or finders fee of any description incurred by Company with respect to any transaction contemplated by this Agreement. Company has not employed any broker, agent or finder in connection with any transaction contemplated by this Agreement and hereby indemnifies Shareholders against any liability for a brokerage commission or finders fee of any description incurred by Shareholders with respect to any transaction contemplated by this Agreement.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
         2.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder represents and warrants to Company with respect to only himself, herself, or itself, as of the date hereof and as of the Closing, as follows:

                  2.1.1 ABRAXAS SHARES. Shareholder is the lawful beneficial and record owner of the Abraxas Shares as set forth in attached Schedule A and has not conveyed, pledged, assigned or otherwise transferred such shares or any interest therein. All of the Abraxas Shares owned by such Shareholder will be conveyed hereunder free and clear of all liens, security interests, encumbrances, pledges, restrictions, charges, demands, and claims of any kind and nature whatsoever, whether direct or indirect or contingent.


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                 2.1.2 EXPERIENCE. (i) Shareholder has a preexisting personal or business relationship with Company or one or more of its officers, directors, or control persons, or (ii) by reason of Shareholder's business or financial experience, Shareholder is capable of evaluating the risks and merits of an investment in the Company Shares and of protecting his, her or its own interests in connection with this investment.

                 2.1.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. Shareholder agrees that he, she or it is acquiring the Company Shares for investment purposes only and not for sale or with a view to distribution of all or any part of such Company Shares.

                 2.1.4 RESTRICTED SECURITIES. Shareholder understands that the Company Shares are "restricted securities" under the Act (as defined below) because they are being acquired from Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be resold for a period of one year from the date of issuance unless registered with the Securities and Exchange Commission under the Act and qualified by appropriate state securities regulators, or unless Shareholder obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

                 2.1.5 LEGEND. Shareholder acknowledges that the certificates delivered by Company representing the Company Shares shall provide as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

                 2.1.6 ADEQUATE MEANS. Shareholder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company Shares offered by Company of the size contemplated. Each Shareholder represents that he, she or it is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.

                 2.1.7 INDEPENDENT INVESTIGATION. Shareholder acknowledges that, in entering into this Agreement, Shareholder has relied on Shareholder's own independent investigations and has not relied upon any representations or other information (whether oral or written) from Company, or its officers, directors, agents, employees or representatives.

                 2.1.8 NO REPRESENTATIONS. Neither the officers, directors, any agent or employee of Company nor any other person has at any time expressly or implicitly made any representation, warranty, or guaranty to Shareholder concerning the Company Shares or Company except as expressly provided herein.

         2.2 REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to each Shareholder, as of the date hereof and as of the Closing, as follows:


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                 2.2.1 COMPANY SHARES. The Company Shares to be issued hereunder shall be duly and validly issued, will be fully paid and nonassessable, and will be conveyed hereunder free and clear of all liens, security interests, encumbrances, pledges, restrictions, charges, demands, and claims of any kind and nature whatsoever, whether direct or indirect or contingent, except for restrictions on transfer imposed by applicable state and federal securities law.

                 2.2.2 INDEPENDENT INVESTIGATION. Company acknowledges that, in entering into this Agreement, Company has relied on Company's own independent investigations and has not relied upon any representations or other information (whether oral or written) from any Shareholder, or their respective agents, employees or representatives.

                 2.2.3 NO REPRESENTATIONS. Neither the Shareholders nor any of their respective agents, employees, or representatives nor any other person has at any time expressly or implicitly made any representation, warranty, or guaranty to Company concerning the Abraxas Shares or Abraxas except as expressly provided herein.

                                    ARTICLE 3
                                   CONDITIONS

         3.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

                 (a) NO RESTRAINTS. No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

                 (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

         3.2 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligations of the Company shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Company:

                 (a) REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. The representations and warranties of Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a material adverse effect on Shareholders or on the benefits of the transactions provided for in this Agreement.

                 (b) PERFORMANCE OF OBLIGATIONS OF SHAREHOLDERS. Shareholders shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a material adverse effect on Shareholders or on the benefits of the transactions provided for in this Agreement.

                 (c) NO MATERIAL CHANGES. Since the date hereof and through Closing, there shall not have occurred any change, occurrence or circumstance in the Shareholders having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Company, a material adverse effect on the transaction contemplated herein.


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                 (d) DUE DILIGENCE. The Company and Abraxas have and the
opportunity to conduct due diligence and have investigated to their satisfaction unless as otherwise stated on Schedule C.

         3.3 CONDITIONS TO SHAREHOLDER'S OBLIGATIONS. The obligations of Shareholders shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Shareholders:

                 (a) PERFORMANCE OF OBLIGATIONS OF COMPANY. Company shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a material adverse effect on Company or on the benefits of the transactions provided for in this Agreement.

                 (b) NO MATERIAL CHANGES. Since the date hereof and through Closing, there shall not have occurred any change, occurrence or circumstance in Company having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Shareholders, a material adverse effect on Company.

                                    ARTICLE 4
                                    COVENANTS

         4.1 CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement.

         4.2 FURTHER ASSURANCES. Each party agrees that upon the request of any other they will, from time to time, without further consideration, execute and deliver to such other all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things as may be reasonably required, to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

                                    ARTICLE 5
                                   THE CLOSING

         5.1 TIME AND PLACE. The consummation of the purchase and sale of shares contemplated herein (the "Closing") shall take place at Abraxas' headquarters, on or before January 2,2000, or at such other time and place as the parties mutually agree upon in writing (which time and place are hereinafter referred to as the "Closing Date").

         5.2 SHAREHOLDERS' DELIVERIES AT CLOSING. On or before the Closing Date, each Shareholder shall deliver to Company the following:

                 (a) A certificate or certificates of representing the Abraxas Shares owned by such Shareholder as set forth in attached Schedule A, together with a duly executed Stock Power in the form of attached Exhibit "A"; and

                 (b) Such other documents and instruments reasonably required to carry out the transactions contemplated herein.


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         5.3 COMPANY'S DELIVERIES AT CLOSING. On or before the Closing Date,
Company shall deliver or cause to be delivered to each Shareholder the following:

                  (a) A certificate representing the Company Shares pursuant to
Section 1.2 above; and

                  (b) Such other documents and instruments reasonably required to carry out the transactions contemplated herein.

                                    ARTICLE 6
                          DEFAULT, AMENDMENT AND WAIVER

         6.1 TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  6.1.1 By the mutual consent of all of the parties;

                  6.1.2 By Company at any time in the event of a breach or default by Shareholders in the observance or in the timely performance of any of its obligations hereunder which is not waived by Company and which remains uncured for fifteen (15) days after receipt of notice in writing of such breach or default;

                 6.1.3 By Shareholders at any time in the event of a breach or default by Company in the observance or in the timely performance of any of its obligations hereunder which is not waived by Shareholders and which remains uncured for fifteen (15) days after receipt of notice in writing of such breach or default;

         No termination under this section shall be effective unless and until the terminating party gives written notice of such termination to the other party. Upon a termination of this Agreement due to a breach or default under this Agreement by any of the parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 DESTRUCTION OF PROPERTY. If any property being sold hereunder shall be substantially damaged or destroyed by fire or other cause prior to the time of Closing, Shareholders shall immediately notify Company and furnish to Company a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, Company may elect (i) to require that Shareholders restore the property to its condition on the date of this Agreement or (ii) to declare this Agreement null and void.


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         7.2 NOTICES. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                         To Company:
                           NetSol International, Inc.
                           5000 N. Pkwy Calabasas, Suite # 202
                           Calabasas, CA 91302
                           Phone: 818-222-9195
                           Fax: 818-222-9197
                            Attn: Mr. Najeeb Ghauri, President

                         To Shareholders:
                         c/o Abraxas Software Pty Ltd.
                         Attn.: Fred Firth

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

         7.3 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

         7.4 SURVIVAL OF REPRESENTATIONS. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

         7.5 INCORPORATED BY REFERENCE. The schedules, exhibits and all documents delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

         7.6 SEVERABILITY. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.

         7.7 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

         7.8 ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. Any such arbitrator so selected is to be mutually acceptable to both parties. If both parties are unable to agree upon a


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single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) arbitrators shall appoint a third arbitrator who shall proceed to resolve the question. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the Municipal and Superior Court of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

         7.9 ATTORNEYS' FEES. In the event of any legal, equitable or administrative action or proceeding brought by any party against another party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

         7.10 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns; provided, however, that neither party may assign any of its rights under this Agreement without the prior written consent of the other party, which consent may be withheld in such party's sole discretion.

         7.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SHAREHOLDERS:      (Percent of Shares Owned)        COMPANY:

                                                    NETSOL INTERNATIONAL INC.,
                                                    a Nevada corporation

  /s/ Fred Firth          (44%)                     /s/ Salim Ghauri
----------------------------------                  ---------------------------
FRED FIRTH                                          By: Salim Ghauri

 /s/ John Giddons         (12%)                     Its: CEO
----------------------------------
JOHN GIDDONS

 /s/ Ian Crawford         (44%)
----------------------------------
IAN CRAWFORD


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